United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$884,600
Unrealized Gain (Loss) on Market Value of Futures	(351,300)
Dividend Income	9
Interest Income	592
ETF Transaction Fees	2,450
Total Income (Loss)	$536,351

Expenses
General Partner Management Fees	$18,110
Brokerage Commissions	1,737
Non-interested Directors' Fees and Expenses	339
Prepaid Insurance Expense	337
Other Expenses	14,012
Total Expenses	34,535
Expense Waiver	(10,390)
Net Expenses	$24,145
Net Income (Loss)	$512,206

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/13	$25,940,675
Additions (300,000 Shares)	13,051,038
Withdrawals (300,000 Shares)	(13,216,001)
Net Income (Loss)	512,206

Net Asset Value End of Month	$26,287,918
Net Asset Value Per Share (600,000 Shares)	$43.81

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612